Exhibit (h)(1)


                            DISTRIBUTION AGREEMENT

     AGREEMENT dated as of _______________, between The Campbell Multi-Strategy Trust, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware, having its principal place of business at 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204 (the "Fund"), and ALPS Distributors, Inc., a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202 (the "Distributor").

     WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended;

     WHEREAS, the Fund wishes to employ the services of the Distributor in connection with the promotion and distribution of the shares of the Fund (the "Shares"); and

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

     1. Documents -- The Fund has furnished or will furnish, upon request, the Distributor with copies of the Fund's Declaration of Trust and Trust Agreement (the "Declaration of Trust"), advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current confidential private offering memorandum (as amended and supplemented from time-to-time, the "Offering Memorandum"), and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to the Distributor a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to the Distributor any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed by the Fund with the Securities and Exchange Commission ("SEC") and any amendments and supplements thereto that are filed with the SEC.

     2. Sales of Shares -- The Fund grants to the Distributor the right to sell the Shares only to investors who are both "accredited investors," as defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and "qualified clients," as defined in Rule 205-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in a private placement exempt from the registration requirements of the 1933 Act, pursuant to Section 4(2) thereof and Rule 506 thereunder, as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the 1940 Act and of the laws governing the sale of securities in the various states ("Blue Sky Laws"), under the terms and conditions set forth in this Agreement.

     3. Sales of Shares by the Fund-- The rights granted to the Distributor shall be nonexclusive in that the Fund reserves the right to sell Shares to investors on applications received and accepted by the Fund.

     4. Offering Price - Except as otherwise noted in the Offering Memorandum, all Shares sold to investors by the Distributor or the Fund will be sold at net asset value per Share,


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as determined in the manner described in the Offering Memorandum. The Fund shall in all cases receive the net asset value per Share on all sales, subject to any applicable sales commissions.

     5. Suspension of Sales -- The Fund reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

     6. Solicitation of Sales -- In consideration of these rights granted to the Distributor, the Distributor agrees to use its best efforts to solicit orders for the sale of the Shares at the offering price in a manner consistent with Paragraph 2 above. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

     7. Authorized Representations -- The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the Offering Memorandum, or contained in shareholder reports or other material prepared by or on behalf of the Fund for the Distributor's use. Consistent with the foregoing, the Distributor may prepare and distribute sales literature or other material as it may deem appropriate in consultation with, and subject to the prior approval of, the Fund, provided such sales literature complies with applicable law and regulations.

     8. Registration of Fund -- The Fund shall at all times that this agreement is in effect maintain its registration as a closed-end, non-diversified management investment company under the 1940 Act.

     9. Fund Expenses -- Unless otherwise agreed to by the parties hereto in writing, the Distributor shall not be responsible for fees and expenses in connection with (a) filing of any registration statement, printing and the distribution of any Offering Memorandum and amendments prepared for use in connection with the offering of Shares, preparing, setting in type, printing and mailing the Offering Memorandum and any supplements thereto sent to existing shareholders, and (b) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communication to shareholders of the Fund.

     10. Use of the Distributor's Name -- The Fund shall not use the name of the Distributor, or any of its affiliates, in any Offering Memorandum, sales literature, and other material relating to the Fund, including the Fund's registration statement, in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Fund's registration statement and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by the SEC, NASD, OCC or any state securities authority or other regulatory or self-regulatory organization with jurisdiction over the Fund.

     11. Use of the Fund's Name -- Neither the Distributor nor any of its affiliates shall use the name of the Fund in any manner without the prior consent of the Fund (which shall not


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be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the SEC, NASD, OCC or any state securities authority.

     12. Insurance -- The Distributor agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. The Distributor shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Fund of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

     13. Indemnification -- The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the grounds that the registration statement, Offering Memorandum, shareholder reports or other information filed with any governmental authority or provided by the Fund to the Distributor for dissemination to prospective investors in accordance herewith (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit,


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it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

     The Distributor agrees to indemnify and hold harmless the Fund and each of its trustees, directors, officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, alleging (a) any wrongful act of the Distributor or any of its employees or (b) that any sales literature, information, statements or representations used or made by the Distributor or any of its affiliates or employees, or that the registration statement or Offering Memorandum, included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Fund or any such person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Fund, to its officers and to any controlling person(s) or defendant(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person(s) or defendant(s) in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, officers or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it or in connection with the Fund and sale of any of the Shares.

     14. Supplemental Information -- The Distributor and the Fund shall regularly consult with each other regarding the Distributor's performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to the Distributor at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1940 Act; provided, however, that nothing contained in


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this Agreement shall in any way limit the Fund's right to make or file at any time such amendments to any registration statement and/or supplements to any Offering Memorandum, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     The Distributor acknowledges that the only information provided to it by the Fund is that contained in the registration statement, the Offering Memorandum and reports and financial information referred to herein. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in such documents and any sales literature or advertisements specifically approved by appropriate representatives of the Fund.

     15. Term -- This Agreement shall become effective as of September ___, 2005, and shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees, provided that in either event the continuance is also approved by the majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on sixty days' written notice by the Fund's Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Distributor. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940
Act).

     Upon the termination of this Agreement, the Distributor, at the Fund's expense and direction, shall transfer to such successor as the Fund shall specify all relevant books, records and other data established or maintained by the Distributor under this Agreement.

     16. Anti-Money Laundering - The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and all applicable laws and regulations promulgated thereunder. The Distributor confirms that, as soon as possible, following the request from the Fund, the Distributor will supply the Fund with copies of the Distributor's anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

     17. Notice -- Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) telecopier (fax) or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

     if to the Fund at:

          210 West Pennsylvania Avenue, Suite 770
          Towson, Maryland 21204
          Attn: Theresa D. Becks

     if to the Distributor at:


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          1625 Broadway, Suite 2200,
          Denver, Colorado, 80202
          Attn: General Counsel

or such other telecopier (fax) number or address as may be furnished by one party to the other.

     18. Confidential Information -- The Distributor, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and to prior or present shareholders or to those persons or entities who respond to the Distributor's inquiries concerning investment in the Fund, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder. If the Distributor is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Distributor will provide the Fund with prompt written notice of any such request or requirement so that the Fund may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Distributor may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Distributor's counsel.

     19. Limitation of Liability -- The Distributor agrees that the obligations assumed by the Fund under this contract shall be limited in all cases to the Fund and its assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund. Nor shall the Distributor seek satisfaction of any such obligation from the Trustees, officers or any individual Trustee or officer of the Fund.

     Any obligations of the Fund entered into in the name or on behalf thereof by any of the Trustees or officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees or officers, shareholders, or representatives of the Fund personally, but bind only the Fund property, and all persons dealing with the Fund must look solely to the Fund property for the enforcement of any claims against the Fund.

     20. Miscellaneous -- Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.


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     All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted by the SEC or any securities association registered under the Exchange Act.

     The Distributor will promptly transmit any orders received by it for purchase, redemption or exchange of the Shares to the Fund's transfer agent.

     IN WITNESS WHEREOF, the Fund has executed this instrument in its name and behalf, and the Distributor has executed this instrument in its name and behalf, as of the date and year first above written.



THE CAMPBELL MULTI-STRATEGY TRUST         ALPS DISTRIBUTORS, INC.


By:                                       By:
   --------------------------------          --------------------------------
   Name:                                     Name:  Jeremy O. May
   Title:                                    Title: Managing Director



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